UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

(Amendment No. 2)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Adamant DRI Processing and Minerals Group
(Exact name of registrant as specified in its charter)

NEVADA	61-1745150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6305 Hilltop Court, Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 858-1147

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements as defined under the U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” and similar expressions identify forward looking statements, which generally are not historical in nature. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ITEM 1. BUSINESS.

Organizational History

Adamant DRI Processing and Minerals Group, a Nevada corporation (the “Company”, referred to herein as “we,” “us,” “our,” and words of similar import), is the successor by domicile merger effected on August 29, 2014, to UHF Incorporated, a Delaware corporation (“UHF”), which was the successor by domicile merger effected on December 29, 2011 to UHF Incorporated, a Michigan corporation (“UHF-Michigan”). UHF –Michigan was incorporated on March 13, 1964.

On June 30, 2014, we completed a reverse acquisition with Target Acquisitions I, Inc. (“Target”). As a result of the acquisition of Target, we became the indirect owner of Zhangjiakou Tongda Mining Technologies Service Co., Ltd. (“China Tongda”), a Chinese limited company. To simplify our structure, on July 2, 2014, we merged Target, our then wholly-owned subsidiary, into our company At the time, we intended to engage in the iron ore mining business in China. Subsequently, we expanded these efforts to include the production of direct reduced iron using advanced reduction rotary kiln technology.

We were not successful in our efforts to mine or produce iron ore largely due to environmental initiatives undertaken by local and national governments in China and in December 2018 we disposed of our interests in the iron ore business in China by entering into an Exchange Agreement and a Termination Agreement whereby we transferred our interest in these businesses in exchange for an aggregate of 53,782,188 shares of our common stock returned to us by sixteen of our shareholders resident in China.

On December 10, 2018, shortly before disposing of our iron ore interests, we entered into a series of VIE Agreements with Shenzhen Dingshang Technology Company and its sole shareholder, Ms. Jing Xie, pursuant to which we assumed contractual control and administration of the financial affairs and operations of Shenzhen Technology Company. Shenzhen Technology is dedicated to the provision of intelligent digital implementation plans for exhibition center projects and display booths, and the provision of innovative model designs for different exhibition centers and real estate. We issued 3,000,000 shares of our common stock to Ms. Xie in consideration of her entry into, and causing Shenzhen Technology Company to enter into, the VIE Agreements. Pursuant to the VIE Agreements, we acquired operating control of Shenzhen Technology Company and we were considered as the primary beneficiary of Shenzhen Technology Company until June 3, 2019, when we entered into a Termination Agreement whereby we disposed of our interest in Shenzhen Technology Company.

Pursuant to the Termination Agreement, the Company, Shenzhen Technology Company, Real Fortune BVI, Real Fortune HK, China Tongda and Ms. Xie terminated the VIE Agreements, pursuant to which we, acting through China Tongda, controlled the operations of Shenzhen Technology Company. As a result of the termination of the VIE Agreements, control of Shenzhen Technology Company reverted to Ms. Xie and we no longer have any influence over the operations of Shenzhen Technology Company or any interest in its assets or the results of its operations. In consideration for the termination of the VIE Agreements, we received 3,000,000 shares of our common stock. In addition, we agreed that Ms. Xie shall be entitled to the benefit of the operations of our former subsidiaries, Real Fortune Mining, Real Fortune Holdings and China Tongda commencing April 1, 2019. As a result of the disposition of Shenzhen Technology Company and our other subsidiaries, we had and currently have no assets or operating business and are a “shell company,” as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also meet the definition of a “blank check company” within the meaning of Rule 419 and our ability to consummate a transaction and the ability of our shareholders to resell any shares of our stock they may own may be impaired by the need to comply with the requirements of Rule 419.

In August 2019 we elected to terminate our obligation to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to that end filed a Form 15 with the Securities Exchange Commission. By filing this Registration Statement on Form 10, we are once again subject to the reporting requirements of the Exchange Act.

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We intend to seek, investigate and, if such investigation warrants, engage in a business combination which may take the form of a “reverse merger” with a private entity whose business presents an opportunity for our stockholders. Our objectives discussed below are extremely general and are not intended to restrict our discretion. This discussion of the proposed business is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities.

We have not yet entered into any definitive agreement, nor do we have any binding commitment or understanding to enter or become engaged in a transaction.

We are not restricting our search for business combination candidates to any particular industry and will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. Further, we may acquire a venture which is in its preliminary or development stage, one which is already in operation, or in a more mature stage of its corporate existence. Accordingly, business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

We believe that there are numerous businesses seeking the perceived benefits of a publicly registered corporation. These benefits are commonly thought to include the following: (i) the ability to use registered securities to acquire assets or businesses; (ii) increased visibility in the marketplace; (iii) ease of borrowing from financial institutions; (iv) improved stock trading efficiency; (v) shareholder liquidity; (vi) greater ease in subsequent capital raising; (vii) compensation of key employees through stock options; (viii) enhanced corporate image; and (ix) a presence in the United States capital market. We have not conducted market research and are not aware of statistical data to support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by or under the supervision of our executive officer, who is not a business analyst and it is not anticipated that outside consultants or advisors will be utilized to assist us in the analysis of qualified target companies. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another entity. We also may acquire stock or assets of an existing business. On the consummation of a transaction it is probable that the present management and stockholders of our company will no longer be in control of the company. In addition, our officers and directors, as part of the terms of the acquisition transaction, likely will be required to resign and be replaced by one or more new officers and directors without a vote of our stockholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of a transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on that market.

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With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of our company which the target company stockholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in our company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders at such time.

We will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants.

By filing this Registration Statement on Form 10 we will become subject to all of the reporting obligations required by Section 13(a) of the Exchange Act, including the obligation to file audited financial statements of any target business we may acquire as part of our Current Report on Form 8-K to be filed with the SEC upon consummation of a merger or acquisition. If such audited financial statements are not available at closing, or within time parameters necessary to ensure our compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the discretion of our present management.

Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Competition

We will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our limited financial resources and limited management availability, we may be at a competitive disadvantage compared to our competitors.

Employees

We presently have no employees. Ethan Chuang, our Chief Executive Officer and President, is engaged in outside business activities and anticipates that he will devote to our business a limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Our Principal Office

Our principal office in space provided to us by Mr. Chuang at 6305 Hilltop Court, Fort Lee, New Jersey 07024 and our telephone number is 714 858 1147.

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ITEM 1A. RISK FACTORS.

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and our stock. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Related to Our Operations

If our business plans are not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

We have no revenues and no operating business. We had a net loss of $2,500 and $418,473 for the years ended December 31, 2020, and 2019, respectively, and a net loss of $26,522 for the six months ended June 30, 2021, and a working capital deficit of ($31,752) and an accumulated stockholders’ deficit of ($9,444,823) at June 30, 2021. The report of our independent registered public accountants on our financial statements for the year ended December 31, 2020 states that these conditions, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our continued operations, which is dependent in turn upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations.

Our principal business objective for the next twelve months will be to seek, investigate and, if such investigation warrants, engage in a business combination with a private entity whose business presents an opportunity for our stockholders. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

We may require financing to acquire any business.

We may require financing to find an acquisition candidate and consummate a transaction. We cannot assure you that we will be successful in obtaining financing or locating a business to acquire or consummating a transaction or that any business we might acquire will be operated in a profitable manner.

We expect losses in the future because we have no revenue.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with operating our company. We are not currently engaged in any revenue generating activities and cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

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As a blank check company, we must comply with Rule 419 of the Securities Act if we undertake an offering of our common stock.

The Securities Act defines a “blank check company” as a development stage company that has no specific business plan or purpose whose business plan is to merge with an unidentified company or companies. Thus, we are a blank check company. Rule 419 of the Securities Act requires, in the case of a registered offering of our common stock, that we undertake certain procedural steps before any shares of stock or the proceeds of the offering are released. Such requirements include:

Depositing the net offering proceeds in escrow until an acquisition has been completed;

Depositing all securities sold in the public offering into escrow until the acquisition has been completed;

Giving public shareholders an opportunity to consider any proposed acquisition and a chance to either approve the transaction and retain their shares or get at least 90% of their funds returned from the escrow.

The need to comply with the provisions of Rule 419 could deter a target company from seeking to complete a transaction with us.

As a shell company, we are not eligible to rely upon Form S-8 to issue our securities and are subject to enhanced reporting requirements.

As a shell company we are not eligible to rely upon Form S-8 to issue securities. Further, as a blank check we are subject to enhanced specific reporting requirements, including requirements as to the information to be disclosed in connection with any public offering of our securities as specified in Rule 419. These enhanced disclosure provisions and the rights to be provided to any purchaser in a public offering of our securities impose substantial costs on and impediments to a public offering of our common stock.

Because we are a shell company and have no business, holders of our common stock may not rely upon Rule 144 until disclosure provisions applicable to blank check companies are satisfied.

Rule 144 provides that shares of our common stock may not be sold under Rule 144 until we have ceased to be a shell company and one year has elapsed from the date on which we have filed Form 10 Information. Thus, a holder of our common stock may be required to hold his shares indefinitely.

Our common stock is subject to a “STOP” warning label on OTC PINK.

Our common stock is quoted on OTC Pink and is currently subject to a “STOP” warning on the OTC Pink. We are subject to a “STOP” warning as a result of our failure to provide any information to the public regarding our business and operations since we filed a Certification on Form 15 on August 13, 2019, suspending our obligation to file reports with the Securities and Exchange Commission. Being subject to a “STOP” warning severely limits the number of investors that might purchase our common stock and effectively prevents the development of an active trading market in our shares. We can provide no assurance as to whether OTC Markets Group, Inc., will ever remove the “STOP” sign currently applicable to our common stock.

As a blank check company, our shareholders may face significant restrictions on the resale of our Common Stock due to state “blue sky” laws and due to the applicability of Rule 419.

There are state “blue sky” regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or “blue sky” laws of any state. We are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

We do not have any agreement for a business combination or other transaction.

We have not yet entered into any definitive agreement, nor do we have any binding commitment or understanding to enter into or become engaged in a merger with, joint venture with or acquisition of, a private or public entity. We cannot assure you that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that future funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that we will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if we had more funds available to us, would be desirable. In the event we complete a business combination the success of our operations will be dependent upon management of the target company and numerous other factors beyond our control. We cannot assure you that we will identify a target company and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

We are in a highly competitive market for business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including Special Purpose Acquisition Corporations (“SPACs”), small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We have not conducted market research to identify business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. It may be expected that any target business or transaction will present a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, Ethan Chuang, our Chief Executive Officer and President, anticipates devoting a limited time to our affairs. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

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We are dependent on the services of Ethan Chuang, our Chief Executive Officer and President, to obtain capital required to implement our business plan and for identifying, investigating, negotiating and integrating potential acquisition opportunities. The loss of the services of Mr. Chuang could have a substantial adverse effect on us.

Our ability to acquire an operating business will be largely contingent on our ability to retain Etan Chuang upon whom we will rely to obtain capital required to implement our business plan and for identifying, investigating, negotiating and integrating potential acquisition candidates and to attract and retain a highly qualified corporate and operations level management team. The loss of the services of Mr. Chuang could have a substantial adverse effect on us.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

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If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, as a result, current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. Compliance with Section 404 requires that we strengthen, assess and test our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that the measures we undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on the OTC Markets, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

Our sole officer and director, who will be responsible for preparing our financial statements and evaluating the effectiveness of our internal controls over financial reporting is not qualified to do so.

Ethan Chuang, our sole officer and director, has not been trained in accounting and has extremely limited knowledge of United States Generally Accepted Accounting Principles and the rules and regulations of the SEC applicable to financial reporting or to being a public company generally and no experience in preparing financial statements in accordance with U.S. GAAP and evaluating the effectiveness of internal controls over financial reporting.

Our lack of adequate accounting personnel is a material weakness in our financial reporting.

A company is deemed to have a material weakness in financial reporting when one or more of its internal controls over financial reporting are ineffective. Because we lack accounting personnel with training and experience in U. S. GAAP, financial reporting and the design and evaluation of internal controls over financial reporting, we have a material weakness which could result in a material misstatement in our financial statements. Any misstatement in our financial statements could cause us to have to restate our financial statements, which would be expensive, time consuming and adversely impact our ability to realize our business plan.

You will not have the ability to determine the outcome of matters requiring stockholder approval, including the acquisition of a target business.

It is anticipated that any acquisition we consummate will not require the consent of our shareholders. As a result, you will not have the ability to determine the outcome of matters related thereto.

There is no active trading market for our shares of common stock.

There is no active trading market for our common stock. There can be no assurance that a regular trading market for our securities will develop, or that if one develops, that it will be sustained. The trading price of our securities could be subject to wide fluctuations, in response to announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities. Such risks could have an adverse effect on the stock’s future liquidity.

Our common stock is subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience and objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Under our Articles of Incorporation, our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate the board’s control over our company.

Our Board of Directors by resolution may authorize the issuance of up to one million shares of preferred stock in one or more series with such limitations and restrictions as it may determine, in its sole discretion, with no further authorization by security holders required for the issuance of such shares. The Board may determine the specific terms of the preferred stock, including: designations; preferences; conversions rights; cumulative, relative; participating; and optional or other rights, including: voting rights; qualifications; limitations; or restrictions of the preferred stock.

The issuance of preferred stock may adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. As a result, the Board of Directors’ ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect the market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100 million shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

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Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that you will be able to sell shares when you desire to do so.

Risks Related to Ownership of Common Stock and Operation as a Public Company.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance efforts.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the extensible Business Reporting Language, or XBRL. We are required to comply with these rules. Our management and other personnel will need to devote a substantial amount of time and financial resources to comply with these requirements, as well any new requirements implemented by the SEC. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly and could lead to a diversion of management time and attention from revenue generating activities to compliance activities. We are currently unable to estimate these costs with any degree of certainty. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors and board committees or as executive officers and more expensive for us to obtain director and officer liability insurance.

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The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

We do not foresee paying cash dividends on our common stock in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

ITEM 2. FINANCIAL INFORMATION.

The following discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operations

Prior to the sale of certain operations in December 2018, we were seeking to profit by participating in various aspects of the Chinese steel making industry including the mining and processing of iron ore and other forms of iron, which can be used to produce iron concentrate, fines, pellets or sinter. We had been engaged in iron ore processing and the production of iron ore concentrate in the People’s Republic of China (“PRC”) through our variable interest entity (‘VIE’), China Jinxin, and through the production of DRI by our subsidiary, China Huaxin. However, we were repeatedly frustrated in our attempts to operate our facilities by environmental initiatives undertaken by local and national governments in China which forced us to shut our plants and upgrade them to comply with newly enacted regulations. In addition, a downturn in the Chinese steel industry had a negative impact on our operations, as when the need for iron decreases state-owned enterprises tend to contract with other state-owned enterprises to obtain supplies for reasons other than cost.

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On December 22, 2018, we entered into an Exchange Agreement and a Termination Agreement whereby we disposed of all of our operating interests in the iron ore industry. Pursuant to the Exchange Agreement we transferred all of the outstanding shares of China Huaxin to the certain of our stockholders in exchange for 48,403,969 shares of our common stock. As a result of the consummation of the Exchange Agreement, we no longer had an interest in China Huaxin or any of its assets and liabilities. Pursuant to the Termination Agreement, we terminated the VIE agreements under which we, acting through China Tongda, controlled the operations of China Jinxin and were to receive the economic benefits of the operations of China Jinxin. As a result of the termination of the VIE Agreements, control of China Jinxin reverted to the certain of ur shareholders and we no longer had any influence over the operations of China Jinxin or any interest in its assets and liabilities or the results of its operations. In consideration for the termination of the VIE Agreements, we received 5,378,219 shares of our common stock.

On December 10, 2018, we entered into a series of VIE Agreements with Shenzhen Dingshang Technology and its sole shareholder, Ms. Jing Xie. Shenzhen Technology Company was founded December 24, 2009, with registered capital of RMB1 million ($0.15 million). Shenzhen Technology Company is dedicated to the provision of a complete set of intelligent digital implementation plans for exhibition center projects and display booths, and the provision of innovative model designs for different exhibition centers and real estate. We issued 3,000,000 shares of our common stock to Ms. Xie in consideration of her entry into and causing Shenzhen Technology Company to enter into the VIE Agreements. Pursuant to the VIE Agreements, we acquired operating control of Shenzhen Technology Company and were considered the primary beneficiary of Shenzhen Technology Company.

On June 3, 2019, we entered into a Termination Agreement with Shenzhen Technology Company, Real Fortune BVI, Real Fortune HK, China Tongda and Ms. Xie. Pursuant to this Agreement we terminated the VIE Agreements whereby we acting through China Tongda, controlled the operations of Shenzhen Technology Company. The parties agreed the VIE agreements shall be deemed to have been terminated and become void as of the close of business on March 31, 2019. As a result of the termination of the VIE Agreements, control of Shenzhen Technology Company reverted to Ms. Xie and we no longer have any influence over the operations of Shenzhen Technology Company or any interest in its assets or the results of its operations. In consideration for the termination of the VIE Agreements, we received 3,000,000 shares of our common stock. In addition, the parties agreed Ms. Xie would acquire Real Fortune Mining, Real Fortune Holdings and China Tongda.

As a result of the termination of the Shenzhen Technology Company VIE agreements, we became a non-operating shell company with nominal net assets.

We will seek, investigate, and if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

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We will attempt to acquire other assets or business operations that will maximize stockholder value. There is no certainty that any such transactions will be consummated. We will seek to establish or acquire businesses or assets via the issuance of shares or debt. In pursuing the foregoing goals, we may seek to expand or change the composition of the Board or make changes to our current capital structure, including issuing additional shares or debt and adopting a stock option plan. We have not yet entered into any definitive agreement, nor do we have any binding commitment or understanding to enter into or become engaged in a transaction.

During the next 12 months, we anticipate incurring costs to file Exchange Act reports, and costs to consummate acquisition. We believe we will be able to meet these costs through amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors. We have no specific plans, understandings or agreements with respect to the raising of such funds, and we may seek to raise the required capital by the issuance of equity or debt securities or by other means. Since we have no such arrangements or plans currently in effect, our inability to raise funds for the consummation of an acquisition may have a severe negative impact on our ability to become a viable company.

Results of Operations

Comparison of the six months ended June 30, 2021 and 2020

	2021	% of Sales	2020	% of Sales	Dollar Increase / Decrease	Percentage Increase / Decrease
Revenue	$-	-%	$-	-%	$-	n/a %
Cost of services provided	-	-%	-	-%	-	n/a %
Gross profit	-	-%	-	-%	-	n/a %
Operating expenses	26,522	-%	1,250	-%	25,272	2,022%
Loss from operations	(26,522)	-%	(1,250)	-%	(25,272)	2,022%
Total non-operating expense, net	-	%	-	-%	-	-%
Loss before income taxes	(26,522)	-%	(1,250)	-%	(25,272)	2,022%
Income tax expense	-	-%	-	-%	-	-%
Net loss	$(26,522)	-%	$(1,250)	-%	$(25,272)	2,022%

Operating Expenses

Operating expenses were $26,522 for the six months ended June 30, 2021, compared to $1,250 for the six months ended June 30, 2020, an increase of $25,272 or 2,022%, primarily as a result of the increase of professional, audit and legal fees, which were related to SEC filings.

Loss from Operations

Loss from operations was $26,522 for the six months ended June 30, 2021, compared to loss from continuing operation of $1,250 for the six months ended June 30, 2020. The $25,272 or 2,022% increase in loss from operations was mainly due to the increase of general and administrative expense as described above.

Net Loss

We had a net loss of $26,522 for the six months ended June 30, 2021, compared to net loss of $1,250 for the six months ended June 30, 2020.

Comparison of the three months ended June 30, 2021 and 2020

	2021	% of Sales	2020	% of Sales	Dollar Increase / Decrease	Percentage Increase / Decrease
Revenue	$-	-%	$-	-%	$-	n/a %
Cost of services provided	-	-%	-	-%	-	n/a %
Gross profit	-	-%	-	-%	-	n/a %
Operating expenses	1,676	-%	625	-%	1,051	168%
Loss from operations	(1,676)	-%	(625)	-%	1,051	168%
Total non-operating expense, net	-	%	-	-%	-	-%
Loss before income taxes	(1,676)	-%	(625)	-%	1,051	168%
Income tax expense	-	-%	-	-%	-	-%
Net loss	$(1,676)	-%	$(625)	-%	$1,051	168%

Operating Expenses

Operating expenses were $1,676 for the three months ended June 30, 2021, compared to $625 for the three months ended June 30, 2020, an increase of $1,051 or 168%. We are a shell company, the expenses we incurred included edgar service fee, stock transfer agent maintenance fee, legal, auditing and accounting expenses, which were related to SEC filings

Loss from Operations

Loss from operations was $1,676 for the three months ended June 30, 2021, compared to loss from continuing operation of $625 for the three months ended June 30, 2020.

Net Loss

We had a net loss of $1,676 for the three months ended June 30, 2021, compared to net loss of $625 for the three months ended June 30, 2020.

Comparison of the years ended December 31, 2020 and 2019

	2020	% of Sales	2019	% of Sales	Dollar Increase / Decrease	Percentage Increase / Decrease
Revenue	$-	-%	$-	-%	$-	n/a %
Cost of services provided	-	-%	-	-%	-	n/a %
Gross profit	-	-%	-	-%	-	n/a %
Operating expenses	2,500	-%	142,475	-%	(139,975)	(98)%
Loss from operations	(2,500)	-%	(142,475)	-%	139,975	(98)%
Total non-operating expense, net	-	%	-	-%	-	-%
Loss before income taxes	(2,500)	-%	(142,475)	-%	139,975	(98)%
Income tax expense	-	-%	-	-%	-	-%
Loss from continuing operations	(2,500)	-%	(142,475)	-%	139,975	(98)%
Loss on disposal of discontinued operations, net of tax	-	-%	218,210	-%	218,210	(100)%
Loss from operation of discontinued entities, net of tax	-	-%	(23,211)	%	23,211	(100)%
Net loss	$(2,500)	-%	$(383,896)	-%	$381,396	(99)%

Sales

As a result of our disposition of our operating businesses in 2018 and early 2019, sales for the years ended December 31, 2020 and 2019 was $0, respectively.

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Cost of Services Provided

Cost of services for the years ended December 31, 2020 and 2019 was $0, respectively.

Gross Profit

The gross profit for the years ended December 31, 2020 and 2019 was $0, respectively.

Operating Expenses

Operating expenses were $2,500 for the year ended December 31, 2020, compared to $142,475 for the year ended December 31, 2019, a decrease of $139,975 or 98%, primarily as a result of a decreases in legal fees of $69,900, in audit fees of $39,000, consulting fees of $26,000, and of accounting fees by $5,000.

Loss from Continuing Operations

Loss from continuing operations was $2,500 for the year ended December 31, 2020, compared to loss from continuing operation of $142,475 for the year ended December 31, 2019. The $139,975 or 98% decrease in loss from continuing operations was mainly due to the decrease of general and administrative expense as described above and reflects the fact that we had no operating activities in 2021.

Loss on Disposal of Discontinued Operations

Loss on disposal of discontinued operation was $0 for the year ended December 31, 2020, compared to $218,210 for the year ended December 31, 2019, which was the loss from disposal of Real Fortune BVI, Real Fortune HK, China Tongda and Shenzhen Technology Company.

Loss from Operations of Discontinued Entities

Loss from operations of discontinued entities was $0 for the year ended December 31, 2020, compared to $23,211 for the year ended December 31, 2019. Since we disposed of all of our operations in 2019, there was no activity related to these operations in 2020.

Net Loss

We had a net loss of $2,500 for the year ended December 31, 2020, compared to net loss of $383,896 for the year ended December 31, 2019, as a result of the matters discussed above.

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Liquidity and Capital Resources

As of June 30, 2021, and December 31,2020, cash and equivalents and restricted cash were $0. At June 30, 2021, we had a working capital deficit of $31,752. The increase in our working capital deficit during the six months ended June 30, 2021, reflects the fact that during such period we had no revenue and expenses of $26,522. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations. Our principal business objective for the next twelve months is to seek, investigate and, if such investigation warrants, engage in a business combination with a private entity whose business presents an opportunity for our stockholders. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

We have had to rely upon the sale of our equity securities to maintain our operations since we disposed of our interest in Shenshen Technology Company in June 2019. We anticipate incurring a minimum of $50,000 in expenses over the next twelve months and could incur more significant expenses in connection with any proposed acquisition. In all likelihood we will remain dependent upon the efforts of Ethan Chuang, our sole director and officer, and his willingness and that of our principal stockholders to provide the capital necessary to continue our business and fund our cash needs until we generate meaningful revenues. There can be no assurance that we will be able to raise the funds necessary to fund our operations until such time as we complete a business combination. If we were to fail to raise the capital necessary to maintain our operations our common stock would likely become worthless.

The following is a summary of cash provided by or used in each of the indicated types of activities during the six months ended June 30, 2021, and 2020, and the years ended December 31, 2020, and 2019, respectively.

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Net cash used in operating activities	$(26,631)	$(1,250)	(2,500)	(150,305)
Net cash used in investing activities	$-	-	-	(27,206)
Net cash provided by financing activities	$26,631	$1,250	2,500	142,475

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Net cash used in operating activities

Net cash used in operating activities was $26,631 and $1,250 for the six months ended June 30, 2021 and 2020, respectively. Net cash used in operating activities was $2,500 for the year ended December 31, 2020, compared to $150,305 for the year ended December 31, 2019. The decrease of cash outflow from operating activities for the year ended December 31, 2020 was mainly due to decreased operating activities, we became a shell company after the disposal of all of our operating businesses in 2019. The increased cash outflow during the six months ended June 30, 2021, was mainly due to an increase in professional fees and other expense relating to our efforts to resume filing reports with the Securities and Exchange Commission.

Net cash used in investing activities

Net cash used in investing activities was $0 for the six months ended June 30, 2021 and 2020, respectively. Net cash used in investing activities was $0 and $27,206 for the years ended December 31, 2020 and 2019, respectively. In 2019, $27,206 cash of Shenzhen Dingshang Technology Company was disposed of as a result of the disposal of all the subsidiaries through the termination of a series of VIE agreements with Shenzhen Dingshang Technology Company.

Net cash provided by financing activities

Net cash provided by financing activities was $26,631 and $1,250 for the six months ended June 30, 2021 and 2020, respectively. The net cash provided by financing activities were advances from a related party for paying expenses of the Company. Net cash provided by financing activities was $2,500 and $142,475 for the years ended December 31, 2020 and 2019, respectively. The net cash provided by financing activities during 2020 was from advances from a related party. In 2019, the cash provided by financing activities represented proceeds from equity financings and $2,500 from advances by a related party.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

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Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which were prepared in accordance with US GAAP. While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern. We incurred losses of $26,522 and $625 for the six and three months ended June 30, 2021, respectively, and a net loss of $2,500 for the year ended December 31, 2020. As of June 30, 2021, we had a working capital deficit of $31,752, and an accumulated deficit of $9,444,823. These factors along with the absence of a business from which to derive revenues, raise substantial doubt about our ability to continue as a going concern. Our capital requirements will depend on many factors including whether we can identify a target for acquisition. In all likelihood we will remain dependent upon the efforts of our sole director and officer, and his willingness and that of our principal stockholders to provide the capital necessary to continue our business and fund our cash needs until we generate meaningful revenues. There can be no assurance that we will be able to raise the funds necessary to fund our operations until such time as we complete a business combination. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentations

Our financial statements are prepared in accordance with US GAAP and the requirements of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Revenue Recognition

The Company follows Accounting Standards Update (“ASU”) 2014-09 (and related amendments subsequently issued in 2016), Revenue from Contracts with Customers (ASC 606). The core principle underlying FASB ASC 606 is that the Company will recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s revenue streams are recognized when control of goods and services transfers to a customer.

FASB ASC Topic 606 requires use of a new five-step model to recognize revenue from customer contracts. The five-step model requires the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies each performance obligation.

The Company derives its revenues from product sales and professional service contracts with its customers, with revenues recognized upon delivery of services and products. Persuasive evidence of an arrangement is demonstrated via professional service contracts and invoices; and the service price to the customer is fixed upon acceptance of the professional services contract. The Company recognizes revenue when professional service is rendered to the customer and collectability of payment is reasonably assured. These revenues are recognized at a point in time after all performance obligations are satisfied. Revenue is recognized net of returns and value-added tax charged to customers.

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Segment Reporting

Disclosures about segments of an enterprise and related information require use of the “management approach” model for segment reporting, codified in FASB ASC Topic 280. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its CFS.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistent application among reporting entities. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company is evaluating the impact this update will have on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future CFS.

ITEM 3. PROPERTIES.

We do not own or lease any real estate. Our sole officer and director operates out of his home.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of August 13, 2021, the number of shares of our common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors and officers, and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.

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Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power.

As of August 13, 2021, we had outstanding 16,110,005 shares of common stock. We do not have any outstanding options, or other securities exercisable for or convertible into shares of our common stock.

Name of Stockholder	Amount and Nature of Beneficial Ownership		Percent of Class
Our Directors and Executive Officers:
Ethan Chuang	633,333	(1)	3.9%
All Officers and Directors as a group	633,333		3.9%
Other Owners of More than 5% of Common Stock:
Lien-Hsiang Hu (2)	5,717,240		35.49%
Wanli Liu	2,498,750		15.51%
Chia-Hua Lee	3.017,240		18.73%
China Concentric Capital Group Ltd.	2,600,000		16.14%

(1)	Does not include shares owned by China Concentric Capital Group of which Mr. Chuang is a Director and Vice-President. As a Vice-President of China Concentric Capital Group Mr. Chuang has authority to dispose of and vote the shares it holds in the Company. In the event of a dispute between Mr. Chung and Ms. Hu as to actions to be taken with respect to the shares in the Company held by China Concentric Capital Group, Mr. Chuang would defer to Ms. Hu.

(2)	Includes 2,600,000 shares owned by China Concentric Capital Group. Ms. Hu is the owner of all of the outstanding equity of China Concentric Capital Group.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

The table below sets forth the name and age of each executive officer and director of the Company and the date such executive officer or director was elected to his current position with the Company. There is no family relationship between the executive officers.

Name	Age	Positions

Ethan Chuang	56	Director and Chief Executive Officer

Ethan Chuang has served as a Director and the Chief Executive Officer and Chief Financial Officer of our company since September 3, 2018. Since June 2020 Mr. Chuang has served as the United States Representative of Fong Yien Industrial Co., Ltd., a Taiwanese company engaged in the manufacture and distribution of specialty eye bolts. Since 2010 Mr. Chuang has served as a Director and Vice President of China Concentric Capital Group. China Concentric is a private consulting firm that provides strategic management and advisory services to China-based companies. In his role with China Concentric, he has served as a team leader overseeing the evaluations and implementation of mergers and acquisitions, due diligence, and financial planning. Mr. Chuang received his MBA degree from California State Long Beach University in 2006.

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Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members. Each director of the Company serves for a term of one year or until his successor is elected at the Company’s annual stockholders’ meeting and is qualified, subject to removal by our stockholders. Each officer serves at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at the annual meeting of the Board of Directors.

Board Meetings; Committees and Membership

Our Board of Directors (“BOD”) did not hold any meetings during the fiscal year ended December 31, 2020, and adopted actions by unanimous written consent when necessary to effectuate corporate actions.

Our BOD currently consists of one individual and does not have a standing audit, nominating or compensation committees. Instead, the functions that might be delegated to such committees are carried out by our BOD, to the extent required. Our BOD believes that Ethan Chuang has sufficient knowledge and experience to fulfill the duties and obligations of the audit committee for the Company. However, he is not an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

Our BOD does not currently have a policy for the qualification, identification, evaluation, or consideration of board candidates and does not think that such a policy is necessary at this time, because it believes that, given the limited scope of the Company’s operations, a specific nominating policy would be premature and of little assistance until the Company’s business operations are at a more advanced level. Currently the entire Board decides on nominees.

Our BOD does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Company does not have any restrictions on shareholder nominations under its articles of incorporation or bylaws. The only restrictions are those applicable generally under Nevada law and the federal proxy rules. The BOD will consider suggestions from individual shareholders, subject to an evaluation of the person’s merits. Shareholders may communicate nominee suggestions directly to the Board, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. There are no formal criteria for nominees.

Independent Directors

We do not have any independent directors as the term “independent” is defined by Nasdaq Marketplace Rule 5605(a)(2).

Compensation of Directors

No member of our board of directors received any compensation for services as a director during the years ended December 31, 2020 and 2019, and currently no compensation arrangements are in place for the compensation of directors.

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Compliance with Section 16(a) of the Exchange Act

Section 16 of the Securities Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us. Based on a review of the copies of such forms furnished to us, we believe that Ethan Chaung, our sole director and our Chief Executive Officer and Chief Financial Officer, failed to file his initial report on Form 3 reporting his ownership of our shares of common stock. We believe further that Wanli Liu, Chia-Hua Lee and China Concentric Capital Group, each of whom owns more than 10% of our outstanding shares have failed to file various reports with the SEC concerning their holdings of, and transactions in, our securities.

Shareholders Communications

Shareholders may communicate with the Board of Directors and individual directors by submitting their communications in writing to the Company’s corporate secretary at 6305 Hilltop Court, Fort Lee, New Jersey 07024. Any communications received that are directed to the BOD will be processed by the Corporate Secretary and distributed promptly to the BOD or individual directors, as appropriate. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Corporate Secretary will (subject to any applicable regulatory requirements) use his business judgment to determine whether such communications should be conveyed to the BOD.

Significant Employees

Other than Ethan Chuang, we have no full-time employees or consultants whose services are materially significant to our business.

Involvement in Legal Proceedings

None.

ITEM 6. EXECUTIVE COMPENSATION.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our chief executive officer for services rendered in all capacities for the periods set forth below. No executive officer of our company received any salary or bonus compensation during the fiscal year ended December 31, 2020 and 2019, for services rendered during such years.

Summary Compensation Table

							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal			Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	Salary	($)	($)	($)	($)	($)	($)	($)

Ethan Chuang	2020	None	None	None	None	None	None	None	None
President, CEO, Secretary	2019	None	None	None	None	None	None	None	None

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Employment Agreements

We do not have any employment agreements with our officer/director, who is currently serving without compensation.

Compensation of Directors

Our board of directors did not receive any compensation for services rendered in the years ended December 31, 2020 and 2019.

None of our executive officers or directors received equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2020 and 2019, or held any equity awards at December 31, 2020.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Related Party Transactions

During the years ended December 31, 2020 and 2019, we received advances of $2,500 and $2,500 from one of our stockholders. Of these advances, $5,000 remains outstanding, bears no interest and is payable on demand. In March 2019, we entered into a Subscription Agreement with Ethan Chuang pursuant to which we issued 633,333 shares of our common stock to Mr. Chuang for an aggregate of $19,000. In March 2019, we entered into a Subscription Agreement with Wanli Liu, a shareholder of our Company, pursuant to which we issued 2,498,750 shares of our common stock for $49,977.

On June 3, 2019, the Company, Shenzhen Technology Company and Jing Xie terminated the VIE Agreements related to Shenzhen Dingshang Technology Company, with the effective date of the termination as of the close of business on March 31, 2019. As a result of the termination of the VIE Agreements, control of Shenzhen Technology Company reverted to Ms. Xie. In consideration for the termination of the VIE Agreements, the Company received 3,000,000 shares of its common stock from Ms. Xie, which were retired.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

ITEM 8. LEGAL PROCEEDINGS.

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock is quoted on OTC Pink under the symbol “ADMG;” however; an active trading market for our shares does not exist. Our common stop is currently subject to a “STOP” warning on the OTC Pink. We are subject to a “STOP” warning as a result of our failure to provide any information to the public regarding our business and operations since we filed a Certification on Form 15 on August 13, 2019, suspending our obligation to file reports with the Securities and Exchange Commission. Although we have filed a Registration Statement on Form 10 and intend to resume filing the Reports required by the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, we can provide no assurance as to whether OTC Markets Group, Inc., will remove the “STOP” sign currently applicable to our common stock.

The following table reflects the high and low closing price for our common stock for the periods indicated. The information below was obtained from Yahoo Finance and the OTC Markets Group, Inc. and reflects inter-dealer prices, without retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

Quarter Ended	High	Low
June 30, 2021	$0.10	$0.025
March 31, 2021	$0.048	$0.018

December 31, 2020	$0.03	$0.008
September 30, 2020	$0.024	$0.007
June 30, 2020	$0.24	$0.013
March 31, 2020	$0.25	$0.013

December 31, 2019	$0.042	$0.02
September 30, 2019	$0.05	$0.02
June 30, 2019	$0.055	$0.027
March 31, 2019 (1)	$0.088	$0.04

On August 13, 2021, the closing price of our common stock on the OTC PINK was $0.061.

21

Penny Stock Regulations

In addition to being subject to a “STOP” warning on OTC Pink, trading in our shares is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Securities and Exchange Commission (the “Commission”) generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company’s common stock and may affect the ability of shareholders to sell their shares.

Holders

As of August 13, 2021, there were approximately 250 holders of record of our common stock.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Purchases of Our Equity Securities

During the two years ended December 31, 2020, we redeemed 3,000,000 shares of our common stock from Jing Xie pursuant to the Termination Agreement with respect to Shenzhen Technology Company and an aggregate of 2,366,667 from two shareholders for a total of $500.

Item 10. Recent Sales of Unregistered Equity Securities.

In December 2018 we issued 3,000,000 shares of our common stock to Jing Xie upon entry into the VIE Agreements with respect to Shenzhen Technology Company.

22

In March 2019, we entered into a Subscription Agreements with Ethan Chuang pursuant to which we issued 633,333 shares of our common stock to Mr. Chuang for an aggregate of $19,000. In March 2019, we entered into a Subscription Agreement with Wanli Liu, a shareholder of our Company, pursuant to which we issued 2,498,750 shares of our common stock for $49,977. In May 2019 we issued an aggregate of 2,366,668 shares of common stock to two residents of China for aggregate consideration of $61,000. The sales to Ms. Liu and these individuals were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Regulation S promulgated thereunder. In each case, the proceeds of the sales were used for working capital.

Item 11. Description of Registrant’s Securities to be Registered.

The Company is authorized to issue up to 100,000,000 shares of common stock, $0.001 par value. As of June 21, 2021, we had outstanding 16,110,005 shares of common stock. The holders of our Common Stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. Common stockholders are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or the winding up of our Company, common stockholders are entitled to receive the net assets of our Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding. The holders of common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of common stock will not be subject to further call or redemption and are fully paid and non-assessable. To the extent that additional common shares are issued, the relative interest of existing stockholders will likely be diluted.

Our Articles of Incorporation authorize the issuance by resolution of our Board of Directors of up to one million shares of “blank-check” preferred stock in one or more series, the terms of which may be determined at the time of issuance as the Board of Directors may determine, in its sole discretion, without further authorization by our stockholders. These terms could give the holders of the preferred stock the right to vote as a series on particular matters, preferences ass to dividends and upon liquidation, conversion rights, redemption rights and sinking fund provisions. The terms of any series of preferred may not be beneficial to common stockholders, since they may adversely affect the voting power and diminish other rights of holders of our common stock and perpetuate the board’s control over our company, and therefore could reduce the value of such common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

23

Transfer Agent

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, Texas 75093

Phone (469) 633-0101

Fax (469) 633-0088

Item 12. Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Business Corporation Act and our Articles of Incorporation.

Under the Nevada Business Corporation Act, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles of Incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by law, provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under law or (d) is required to be made pursuant to the bylaws.

Item 13. Financial Statements and Supplementary Data.

The financial statements required by this Item begin on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Pursuant to a retainer letter dated April 13, 2021, the Company has engaged Keith K Shen CPA, an accounting firm with offices in Brooklyn, New York, as its registered independent public accountants. The Company previously had engaged HHC, an accounting firm with offices in Forest Hills, New York, and Beijing as its registered independent public accountants. HHC last expressed an opinion on our financial statements with respect to the financial statements for the year ended December 31, 2018, which was the only year in respect of which it issued a report on our financial statements. HHC’s report on our financial statements for the year ended December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern. The decision to engage Keith K Shen CPA as the Company’s registered independent public account and to terminate the engagement of HHC was approved by the Board of Directors of the Company.

During the years ended December 31, 2018 and the subsequent interim periods through the date of this filing, (i) the Company has not had any disagreements with HHC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to HHC’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods, and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

24

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and through the date of this filing, the Company did not consult with Keith K Shen CPA on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Keith K Shen CPA did not provide either a written report or oral advice to the Company that Keith K Shen CPA concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or (iii) a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 15. Financial Statements and Exhibits.

(10) Financial Statements and Schedules

The financial statements required to be filed as part of this Registration Statement begin on page F-1.

(b) Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation (Incorporated herein by reference from Exhibit 3.1 to the Company’s Report on Form 8-K filed September 2, 2014)

3.2	By-Laws (Incorporated herein by reference from Exhibit 3.4 to the Company’s Report on Form 8-K filed September 2, 2014)

10.1	Termination Agreement among the Company, Jing Xie and Shenzhen Dingshang Technology Co., Ltd. (Incorporated by reference to Exhibit 10.1 of Form 10 filed on June 29, 2021)

25

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Adamant DRI Processing and Minerals Group

Date: August 19, 2021	By:	/s/ Ethan Chuang
Ethan Chuang
Chief Executive Officer (principal executive officer)

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Adamant DRI Processing and Minerals Group

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Adamant DRI Processing and Minerals Group (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring net losses with significant accumulated deficit, and negative cash flows from operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/S/ Keith K Zhen CPA
Keith K Zhen CPA

We have served as the Company’s auditor since 2019

Brooklyn, NY

June 28, 2021

F-1

ADAMANT DRI PROCESSING AND MINERALS GROUP

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2020	DECEMBER 31, 2019

ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued liabilities and other payables	$200	$-
Advance from related party	5,000	2,500

Total current liabilities	5,200	2,500

STOCKHOLDERS’ EQUITY
Convertible preferred stock: $0.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; authorized shares 100,000,000; issued and outstanding 16,110,005 and 18,476,673 shares at December 31, 2020 and 2019, respectively	16,110	18,477
Additional paid in capital	7,538,557	7,536,390
Accumulated other comprehensive income	1,858,434	1,858,434
Accumulated deficit	(9,418,301)	(9,415,801)

Total stockholders’ equity	(5,200)	(2,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-2

ADAMANT DRI PROCESSING AND MINERALS GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

	YEARS ENDED DECEMBER 31,
	2020	2019

Net sales	$-	$-

Cost of services provided	-	-

Gross profit	-	-

Operating expenses
Selling	-	-
General and administrative	2,500	142,475

Total operating expenses	2,500	142,475

Loss from operations	(2,500)	(142,475)

Non-operating income (expenses)
Interest income	-	-
Other expense	-	-
Interest expense	-	-
Bank charges	-	-

Total non-operating expenses, net	-	-

Loss before income tax	(2,500)	(142,475)

Income tax expense	-	-

Loss from continuing operations	(2,500)	(142,475)

Loss on disposal of discontinued operations, net of tax	-	(218,210)

Loss from operations of discontinued entities, net of tax	-	(23,211)

Net loss	(2,500)	(383,896)

Other comprehensive loss
Foreign currency translation loss attribute to discontinued operations	-	(69,279)

Total comprehensive loss	$(2,500)	$(453,175)

Basic and diluted weighted average shares outstanding	20,552,902	19,690,606

Basic and diluted net loss per share from continuing operations	$(0.00)	$(0.01)
Basic and diluted net loss per share from discontinuing operations	$-	$(0.01)
Basic and diluted net loss per share	$(0.00)	$(0.02)

The accompanying notes are an integral part of these consolidated financial statements

F-3

ADAMANT DRI PROCESSING AND MINERALS GROUP

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2020 AND 2019

	Preferred shares	Common shares	Amount	Additional paid in capital	Accumulated deficit	Accumulated other comprehensive loss	Total stockholders’ (deficit)
Balance at January 1, 2019	-	15,977,922	$15,978	$7,533,914	$(9,031,905)	$1,927,713	$445,700

Net loss	-	-	-	-	(383,896)	-	(383,896)
							-
Shares retired due to disposal of subsidiaries	-	(3,000,000)	(3,000)	(132,000)	-	-	(135,000)

Shares issued for equity financing	-	5,498,751	5,499	134,476	-	-	139,975

Foreign currency translation loss	-	-	-	-	-	(69,279)	(69,279)

Balance at December 31, 2019	-	18,476,673	18,477	7,536,390	(9,415,801)	1,858,434	(2,500)

Net loss	-	-	-	-	(2,500)	-	(2,500)

Redemption of common shares	-	(2,366,668)	(2,367)	2,167	-	-	(200)

Foreign currency translation loss	-	-	-	-	-	-	-

Balance at December 31, 2020	-	16,110,005	$16,110	$7,538,557	$(9,418,301)	$1,858,434	$(5,200)

The accompanying notes are an integral part of the consolidated financial statements

F-4

ADAMANT DRI PROCESSING AND MINERALS GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,500)	$(383,896)
Net loss from discontinued operations	-	(23,211)
Net loss from continuing operations	(2,500)	(360,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of subsidiaries	-	218,210

Net cash used in continuing operations	(2,500)	(142,475)
Net cash used in discontinued operations	-	(7,830)
Net cash used in operating activities	(2,500)	(150,305)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash disposed at disposal of subsidiaries	-	(27,206)

Net cash used in continuing operations	-	-
Net cash used in discontinuing operations	-	(27,206)
Net cash used in investing activities	-	(27,206)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from equity financing	-	139,975
Advance from related party	2,500	2,500

Net cash provided by continuing operations	2,500	2,500
Net cash provided by discontinuing operations	-	139,975
Net cash provided by financing activities	2,500	142,475

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	-	647

NET DECREASE IN CASH & EQUIVALENTS	-	(34,389)

CASH & EQUIVALENTS, BEGINNING OF YEAR	-	34,389

CASH & EQUIVALENTS, END OF YEAR	$-	$-

Supplemental Cash Flow Data:
Income tax paid	$-	$-
Interest paid	$-	$-

Supplemental disclosure of non-cash operating activities
Increase in other payable for redemption of common stock	$200	$-

The accompanying notes are an integral part of these consolidated financial statements

F-5

ADAMANT DRI PROCESSING AND MINERALS GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Adamant DRI Processing and Minerals Group (the “Company”), is a Nevada corporation incorporated in July 2014 and successor by merger to UHF Incorporated, a Delaware corporation (“UHF”), which in turn was the successor to UHF Incorporated, a Michigan corporation (“UHF Michigan”), as a result of domicile merger effected on December 29, 2011.

The Company had been engaged in various business since its incorporation. The Company was not successful and discontinued the majority of its operation on March 31, 2019. Beginning from April 1, 2019, the Company planned on providing business services and financing to emerging growth entities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred loss of $2,500 and $383,896 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, the Company had working capital deficit of $5,200, and accumulated deficit of $9,418,301. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and the Company’s efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from these estimates.

Cash and Equivalents

Cash and equivalents include cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable, net

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

F-6

Property and Equipment, net

Property and equipment are stated at cost, less accumulated depreciation. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is computed using shorter of useful lives of the property or the unit of depletion method. For shorter-lived assets the straight-line method over estimated lives ranging from 3 to 20 years is used as follows:

Office Equipment	3-5 years
Machinery	10 years
Vehicles	5 years
Building	20 years

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value (“FV”). FV is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2020 and 2019, there was no significant impairments of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At December 31, 2020 and 2019, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

F-7

Revenue Recognition

The Company follows Accounting Standards Update (“ASU”) 2014-09 (and related amendments subsequently issued in 2016), Revenue from Contracts with Customers (ASC 606).

FASB ASC Topic 606 requires use of a new five-step model to recognize revenue from customer contracts. The five-step model requires the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies each performance obligation.

The Company derives its revenues from product sales and professional service contracts with its customers, with revenues recognized upon delivery of services and products. Persuasive evidence of an arrangement is demonstrated via professional service contracts and invoices; and the service price to the customer is fixed upon acceptance of the professional services contract. The Company recognizes revenue when professional service is rendered to the customer and collectability of payment is reasonably assured. These revenues are recognized at a point in time after all performance obligations are satisfied. Revenue is recognized net of returns and value-added tax charged to customers.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows”, cash flows from the Company’s operations are calculated based upon local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet. Cash from operating, investing and financing activities is net of assets and liabilities acquired.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, carrying amounts approximate their FV due to their short maturities. FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the FV of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their FVs because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” defines FV, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for FV measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the FV measurement.

As of December 31, 2020 and 2019, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at FV.

F-8

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of Shenzhen Technology Company is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments from using different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income (loss) is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the years ended December 31, 2020 and 2019 consisted of net loss and foreign currency translation adjustments.

Share-based Compensation

The Company accounts for share-based compensation to employees in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”, which requires that share-based payment transactions with employees be measured based on the grant-date FV of the equity instrument issued and recognized as compensation expense over the requisite service period.

The Company accounts for share-based compensation awards to non-employees in accordance with FASB ASC Topic 718 and FASB ASC Subtopic 505-50, “Equity-Based Payments to Non-employees”. Share-based compensation associated with the issuance of equity instruments to non-employees is measured at the FV of the equity instrument issued or committed to be issued, as this is more reliable than the FV of the services received. The FV is measured at the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete.

Earnings (Loss) per Share (EPS)

The Company presents net income (loss) per share (“EPS”) in accordance with FASB ASC Topic 260, “Earning Per Share.” Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and warrants, and the if-converted method for the outstanding convertible instruments. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, outstanding convertible instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

Segment Reporting

FASB ASC Topic 280, “Segment Reporting”, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

F-9

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its CFS.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistent application among reporting entities. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company is evaluating the impact this update will have on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future CFS.

3. RELATED PARTIES TRANSACTIONS

The Company had advances due to a related party of $5,000 and $2,500 at December 31, 2020 and 2019, respectively. The advances were from the Company’s sole director to finance its operations, unsecured, bore no interest and payable upon demand.

4. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables were $200 and $0, respectively, at December 31, 2020 and 2019.

5. STOCKHOLDERS’ EQUITY

In March 2019, the Company entered into a Subscription Agreement with Wanli Liu for the sale of 2,498,750 shares of the Company’s common stock for $49,975 ($0.02 per share). The issuance and sale of the shares was exempt from the registration requirements of the Securities Act pursuant to Regulation S. Wanli Liu is a non-U.S. Person. The certificates representing the shares are imprinted with a restrictive legend. The stock certificates were issued in May 2019. The proceeds from the subscription were used to paid off the expenses in 2019.

In March 2019, the Company entered into a Subscription Agreement with the Company’s sole director for the sale of 633,333 shares of the Company’s common stock for $19,000 ($0.03 per share). The stock certificates were issued in May 2019. The proceeds from the subscription were used to paid off the expenses in 2019.

In May 2019, the Company entered into several Subscription Agreements with certain individual investors for the sale of 2,366,668 shares of the Company’s common stock for $71,000 ($0.03 per share). The proceeds from the subscription were used to paid off the expenses in 2019.

On June 3, 2019, the Company entered into a Termination Agreement, as more fully disclosed in the Note 7. As consideration for the Termination Agreement, the Company received 3,000,000 shares of its common stock, which was valued at $135,000 based on $0.045 per share, the closing price at the OTC Market. These shares were retired subsequently in 2019.

In September 2020, the Company entered Redemption Agreements with two individual shareholders for redemption of 2,366,668 shares of the Company’s common stock for $200. While the 2,366,668 shares of common stock were retired, the $200 was not paid off as of the date of this financial statements.

F-10

6. INCOME TAXES

The Company’s federal corporate income tax rate was 21%. The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended December 31, 2020 and 2019:

	2020	2019
US statutory rates (benefit)	(21.0)%	(21.0)%
Tax rate difference	-%	(2.0)%
Valuation allowance on NOL	21.0%	23.0%
Tax per financial statements	0.0%	0.0%

7. DISPOSAL OF SUBSIDIARIES

On June 3, 2019, the Company, Shenzhen Dingshang Technology Co., Ltd (“Shenzhen Technology”), and Jing Xie (the “Exiting Shareholder”) entered into a Termination Agreement.

The Company controlled Shenzhen Technology through a series of VIE agreements (the “VIE Agreements”) entered into with Shenzhen Technology and the Exiting Shareholder on December 8, 2018.

Pursuant to the Termination Agreement, the VIE Agreements were terminated and became void as of the close of business on March 31, 2019, and the control of Shenzhen Technology reverted to the Exiting Shareholder. Accordingly, the Existing Shareholder was entitled to the benefit of the operations of Shenzhen Technology commencing April 1, 2019, and would indemnify and hold the Company harmless from all claims arising out of or related to the operations of the Shenzhen Technology.

The Company owned all of the outstanding capital stock of China Real Fortune Mining Limited, an entity formed under the laws of the BVI (“Real Fortune Mining”), which in turn owns all of the outstanding equity of Real Fortune Holdings Limited (“Real Fortune Holdings”), an entity formed under the laws of Hong Kong, which in turn owns all of the outstanding equity in ZhangjiaKou Tongda Technologies Service Co., Ltd (“Tongda”), a Chinese limited company (collectively, the “subsidiaries”). Pursuant to the Termination Agreement, in addition to the termination of the VIE Agreements, the parties agreed that the Exiting Shareholder acquired all right, title and interest in the equity of the subsidiaries on March 31, 2019, and would indemnify and hold the Company harmless from all claims arising out of or related to the operations of the subsidiaries.

In consideration of the termination of the VIE Agreements, and the transfer of Real Fortune Mining, and hence, Real Fortune Holdings and Tongda, the Exiting Shareholder transferred to the Company all right, title and interest in the 3,000,000 shares constituting the Share Consideration received for entering into the VIE Agreements, and would indemnify and hold the Company harmless from all claims arising out of or related to the operations of Shenzhen Technology and the subsidiaries. The 3,000,000 shares of common stock were subsequently retired in 2019. The market stock price was $0.045 per share at disposal date.

The $23,212 loss from operations of discontinued subsidiaries for the period January 1, 2019 to March 31, 2019 consist of:

Sales	$6,460

Cost of sales	4,699

Gross profit	1,761

Operating expenses:

Selling	1,877

General and administrative	22,960

Total operating expenses	24,837

Loss from operations	(23,076)

Total non-operating expense, net	(135)

Net loss	$(23,211)

F-11

The following table summarizes the carrying value of the assets and liabilities disposed of Real Fortune BVI, Real Fortune HK, China Tongda and Shenzhen Technology Company at the closing date of disposal. The excess of the carrying value of the net assets disposed over the selling price was recorded as loss from disposal of subsidiaries of $218,210.

Amount
Cash	$27,206
Accounts receivable, net	4,337
Other receivables	678
Note receivable	15,883
Fixed assets, net	389,238
Accrued liabilities and other payables	(79,677)
Advance from related party	(4,455)
Selling price	(135,000)

Loss on disposal of subsidiaries	$(218,210)

8. COMMITMENTS AND CONTINGENCIES

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Contingent Liability from Prior Operation

The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation on March 31, 2019. Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law. No amount has been accrued in the financial statements for this contingent liability.

9. SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined the Company did not have any material subsequent events to disclose in its consolidated financial statements.

F-12

ADAMANT DRI PROCESSING AND MINERALS GROUP

CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2021	DECEMBER 31, 2020
	(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash & equivalents	$-	$-
Prepaid expense	3,300	-

Total current assets	3,300	-

TOTAL ASSETS	$3,300	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued liabilities and other payables	$3,421	$200
Advance from related party	31,631	5,000

Total current liabilities	35,052	5,200

STOCKHOLDERS’ EQUITY
Convertible preferred stock: $0.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; authorized shares 100,000,000; issued and outstanding 16,110,005 shares	16,110	16,110
Additional paid in capital	7,538,557	7,538,557
Accumulated other comprehensive income	1,858,434	1,858,434
Accumulated deficit	(9,444,823)	(9,418,301)

Total stockholders’ equity	(31,722)	(5,200)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,330	$-

The accompanying notes are an integral part of these consolidated financial statements

F-13

ADAMANT DRI PROCESSING AND MINERALS GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

(UNAUDITED)

	SIX MONTHS ENDED JUNE 30,		THREE MONTHS ENDED JUNE 30,
	2021	2020	2021	2020

Net sales	$-	$-	$-	$-

Cost of services provided	-	-	-	-

Gross profit	-	-	-	-

Operating expenses
General and administrative	26,522	1,250	1,676	625

Total operating expenses	26,522	1,250	1,676	625

Loss from operations	(26,522)	(1,250)	(1,676)	(625)

Loss before income tax	(26,522)	(1,250)	(1,676)	(625)

Income tax expense	-	-	-	-

Net loss	(26,522)	(1,250)	(1,676)	(625)

Basic and diluted weighted average shares outstanding	16,110,005	18,476,673	16,110,005	18,476,673

Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements

F-14

ADAMANT DRI PROCESSING AND MINERALS GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	SIX MONTHS ENDED JUNE 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,522)	$(1,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Prepaid expense	(3,330)	-
Accrued liabilities and other payables	3,221	-

Net cash used in operating activities	(26,631)	(1,250)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related party	26,631	1,250

Net cash provided by financing activities	26,631	1,250

NET INCREASE IN CASH & EQUIVALENTS	-	-

CASH & EQUIVALENTS, BEGINNING OF PERIOD	-	-

CASH & EQUIVALENTS, END OF PERIOD	$-	$-

Supplemental Cash Flow Data:
Income tax paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-15

ADAMANT DRI PROCESSING AND MINERALS GROUP

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

SIX AND THREE MONTHS ENDED JUNE 30, 2021 AND 2020

(UNAUDITED)

	Common shares	Amount	Additional paid in capital	Accumulated deficit	Accumulated other comprehensive income	Total stockholders’ (deficit)
Balance at January 1, 2021	16,110,005	$16,110	$7,538,557	$(9,418,301)	$1,858,434	$(5,200)

Net loss	-	-	-	(24,846)	-	(24,846)

Balance at March 31, 2021	16,110,005	16,110	7,538,557	(9,443,147)	1,858,434	(30,046)

Net loss	-	-	-	(1,676)	-	(1,676)

Balance at June 30, 2021	16,110,005	$16,110	$7,538,557	$(9,444,823)	$1,858,434	$(31,722)

	Common shares	Amount	Additional paid in capital	Accumulated deficit	Accumulated other comprehensive income	Total stockholders’ (deficit)
Balance at January 1, 2020	18,476,673	$18,477	$7,536,389	$(9,415,800)	$1,858,434	$(2,500)

Net loss	-	-	-	(625)	-	(625)

Balance at March 31, 2020	18,476,673	18,477	7,536,389	(9,416,425)	1,858,434	(3,125)

Net loss	-	-	-	(625)	-	(625)

Balance at June 30, 2020	18,476,673	$18,477	$7,536,389	$(9,417,050)	$1,858,434	$(3,750)

The accompanying notes are an integral part of the consolidated financial statements

F-16

ADAMANT DRI PROCESSING AND MINERALS GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Adamant DRI Processing and Minerals Group (the “Company”), is a Nevada corporation incorporated in July 2014 and successor by merger to UHF Incorporated, a Delaware corporation (“UHF”), which in turn was the successor to UHF Incorporated, a Michigan corporation (“UHF Michigan”), as a result of domicile merger effected on December 29, 2011.

The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation on March 31, 2019. Beginning from April 1, 2019, the Company plans on providing business services and financing to emerging growth entities; however, the Company did not have any revenue as of this report date.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required for audited annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the condensed consolidated financial statements not misleading have been included.

The unaudited condensed consolidated financial statements included herein should be read in conjunction with the audited consolidated financial statements and the notes for the year ended December 31, 2020. The results of operations for the six and three months ended June 30, 2021, are not necessarily indicative of the results to be expected for the full year.

F-17

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses of $26,522 and $1,250 for the six months ended June 30, 2021 and 2020, respectively. The Company incurred losses of $1,676 and $625 for the three months ended June 30, 2021 and 2020, respectively. As of June 30, 2021, the Company had working capital deficit of $31,752, and accumulated deficit of $9,444,823. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and the Company’s efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from these estimates.

Cash and Equivalents

Cash and equivalents include cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable, net

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Property and Equipment, net

Property and equipment are stated at cost, less accumulated depreciation. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is computed using shorter of useful lives of the property or the unit of depletion method. For shorter-lived assets the straight-line method over estimated lives ranging from 3 to 20 years is used as follows:

Office Equipment	3-5 years
Machinery	10 years
Vehicles	5 years
Building	20 years

F-18

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value (“FV”). FV is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of June 30, 2021 and December 31, 2020, there was no significant impairments of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At June 30, 2021 and December 31, 2020, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, “Interim Reporting.” The Company has determined an estimated annual effective tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company’s fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

F-19

Revenue Recognition

The Company follows Accounting Standards Update (“ASU”) 2014-09 (and related amendments subsequently issued in 2016), Revenue from Contracts with Customers (ASC 606).

FASB ASC Topic 606 requires use of a new five-step model to recognize revenue from customer contracts. The five-step model requires the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies each performance obligation.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows”, cash flows from the Company’s operations are calculated based upon local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet. Cash from operating, investing and financing activities is net of assets and liabilities acquired.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, carrying amounts approximate their FV due to their short maturities. FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the FV of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their FVs because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” defines FV, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for FV measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the FV measurement.

The Company did not identify any assets and liabilities that are required to be presented on the balance sheet at FV.

Foreign Currency Translation and Comprehensive Income (Loss)

Prior to discontinuing the majority of its operation on March 31, 2019, the functional currency of the Company’s variable intertest entities (the “VIEs”) is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Equity accounts are translated at historical rates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments from using different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income (loss) is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

F-20

Share-based Compensation

The Company accounts for share-based compensation to employees in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”, which requires that share-based payment transactions with employees be measured based on the grant-date FV of the equity instrument issued and recognized as compensation expense over the requisite service period.

The Company accounts for share-based compensation awards to non-employees in accordance with FASB ASC Topic 718 and FASB ASC Subtopic 505-50, “Equity-Based Payments to Non-employees”. Share-based compensation associated with the issuance of equity instruments to non-employees is measured at the FV of the equity instrument issued or committed to be issued, as this is more reliable than the FV of the services received. The FV is measured at the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete.

Earnings (Loss) per Share (EPS)

The Company presents net income (loss) per share (“EPS”) in accordance with FASB ASC Topic 260, “Earning Per Share.” Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and warrants, and the if-converted method for the outstanding convertible instruments. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, outstanding convertible instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

Segment Reporting

FASB ASC Topic 280, “Segment Reporting”, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

New Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistent application among reporting entities. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The adoption of this standard did not have a material impact on the Company’s financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future CFS.

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3. RELATED PARTIES TRANSACTIONS

The Company had advances due to a related party of $31,631 and $5,000 at June 30, 2021 and December 31, 2020, respectively. The advances were from the Company’s sole director to finance its operations. There were no written agreements for these advances and these advances are unsecured, bore no interest and are payable upon demand.

4. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables were $3,421 and $200, respectively, at June 30, 2021 and December 31, 2020.

5. STOCKHOLDERS’ EQUITY

In September 2020, the Company entered Redemption Agreements with two individual shareholders for redemption of 2,366,668 shares of the Company’s common stock for $200. While the 2,366,668 shares of common stock were retired, the $200 was not paid off as of the date of this financial statements.

6. INCOME TAXES

The Company’s federal corporate income tax rate was 21%. The following table reconciles the statutory rates to the Company’s effective tax rate for the six months ended June 30, 2021 and 2020:

	2021	2020
US statutory rates (benefit)	(21.0)%	(21.0)%
Tax rate difference	-%	-%
Valuation allowance on NOL	21.0%	21.0%
Tax per financial statements	0.0%	0.0%

The following table reconciles the statutory rates to the Company’s effective tax rate for the three months ended June 30, 2021 and 2020:

	2021	2020
US statutory rates (benefit)	(21.0)%	(21.0)%
Tax rate difference	-%	-%
Valuation allowance on NOL	21.0%	21.0%
Tax per financial statements	0.0%	0.0%

7. COMMITMENTS AND CONTINGENCIES

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Contingent Liability from Prior Operation

The Company had been engaged in various businesses since its incorporation. The Company was not successful and discontinued the majority of its operation on March 31, 2019. Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law. No amount has been accrued in the financial statements for this contingent liability.

8. SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined the Company did not have any material subsequent events to disclose in its consolidated financial statements.

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